UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2010

Interplay Entertainment Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-24363	33-0102707
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

12301 Wilshire Boulevard, Los Angeles, California 90025

(Registrant's telephone number, including area code):  (310) 979-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01OTHER EVENTS

INTERPLAY ENTERTAINMENT CORP. FILES TRADEMARK INFRINGEMENT LAWSUIT
AND OBTAINS PRELIMINARY INJUNCTION TO PROTECT ITS BATTLE CHESS MARK

The Company filed a lawsuit against TopWare Interactive, Inc. to enjoin infringement of the Company's federally registered Battle Chess trademark and to recover damages.  On October 21, 2010, the United States District Court, Central District of California, determined preliminarily that TopWare's use of "Battle vs. Chess" in conjunction with a chess video game is confusingly similar to Battle Chess.  The Court issued a preliminary injunction prohibiting use of "Battle vs. Chess" by TopWare, its officers, directors, affiliated companies, and those acting in concert with the foregoing.  "Battle vs. Chess" was to be co-published and distributed in the U.S. by SouthPeak Interactive Corporation.  Following the ruling, the Company will continue to protect  its intellectual property rights in the Battle Chess trademark against TopWare and others who are or may be contributing to the alleged infringement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interplay Entertainment Corporation (Registrant)

DATE: OCTOBER 26, 2010	By:	/s/ Herve Caen
Herve Caen Chief Executive Officer and Interim Chief Financial Officer